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                                                                    EXHIBIT 23.2


                  [LETTERHEAD OF L J SOLDINGER ASSOCIATES LLC]



                          INDEPENDENT AUDITORS' CONSENT



We hereby consent to the incorporation by reference in Amendment No. 4 to this Registration Statement on Form S-3 (No. 333-115261) of our report dated March 11, 2004, which appears on page F-3 of the Annual Report on Form 10-K, as amended, of CanArgo Energy Corporation for the year ended December 31, 2003 and to the reference to our Firm under the caption "Experts" in such Registration Statement.




                                                /s/ L J SOLDINGER ASSOCIATES LLC

                                                    L J Soldinger Associates LLC
                                                        Deer Park, Illinois, USA


January 31, 2005